                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                         Date of Report: APRIL 3, 1996


                      -----------------------------------


                               CEDAR GROUP, INC.
               (Exact name of registrant as specified in charter)


 DELAWARE                                   1-10372                           23-2577796
(State or other                             (Commission                       (IRS Employer
jurisdiction of                              File Number)                     identification no.)
incorporation)


                               500 RUE NOTRE DAME
                            LACHINE, QUEBEC H8S 2B2
                    (Address of principal executive offices)


                                 (514) 634-3550
              (Registrant's telephone number, including area code)




                               Page 1 of 5 Pages
                            Exhibit Index on Page 4

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

        (a) On April 2, 1996, Cedar Group, Inc. (the "Company") replaced Ernst & Young ("E & Y") as the principal accountants to audit the Company's financial statements, effective April 3, 1996. The action was approved by the Audit Committee of the Company's Board of Directors.

        E & Y's report on the Company's financial statements for fiscal years 1994 and 1995 did not contain any adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

        During fiscal years 1994 and 1995 and the interim period subsequent to fiscal year 1995, there were no disagreements between the Company and E & Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of E & Y, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, except that there were discussions at a senior level regarding accounting treatment for the recognition of income related to construction contracts as well as the expensing of costs related to foreign joint ventures. These issues were resolved and appropriately accounted for in the 1995 audited financial statements in the Company.

        During fiscal years 1994 and 1995 and the interim period subsequent to fiscal year 1995, E & Y did not advise the Company (1) that the internal controls necessary for the Company to develop reliable financial statements do not exist, or (2) that information has come to E & Y's attention that has led it to no longer be able to rely on management's representations or that has made it unwilling to be associated with the financial statements prepared by management, or (3)(A) of the need to expand significantly the scope of its audit, or that information has come to E & Y's attention during such period that, if further investigated, may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to fiscal year 1995 (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause E & Y to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (B) due to E & Y's dismissal, or for any other reason, E & Y did not so expand the scope of its audit or conduct such further investigations, or (4)(A) that information has come to E & Y's attention that it has concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to fiscal year 1995 (including information that, unless resolved to E & Y's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (B) due to E & Y's dismissal, or for any other reason, the issue has not been resolved to E & Y's satisfaction prior to its dismissal.

        (b) On April 3, 1996, the Company engaged Deloitte & Touche as the principal accountants to audit the Company's financial statements, effective April 3, 1996. The action was approved by the Audit Committee of the Company's Board of Directors. Except as described in the next paragraph, during fiscal years 1994 and 1995 and the interim period subsequent to fiscal year 1995, neither the Company nor anyone on its behalf consulted Deloitte & Touche regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and, except as so described, neither a written report nor oral advice was provided to the Company by Deloitte & Touche.

        Deloitte & Touche was retained in February 1996 to advise the Company on the accounting and tax implications of the Company's potential acquisition of MIL Davie Inc., an industrial facility located near Quebec City, Quebec, Canada. This advice, which was provided orally, was directed to the general implications of various transaction structures under generally accepted accounting principles and Canadian federal and provincial tax law. E&Y was not consulted regarding any of such issues.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)      Exhibit 16       Letter from Deloitte & Touche regarding prior
                                  consultations.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CEDAR GROUP, INC.


                                        By: /s/ Michel L. Marengere
                                            Michel L. Marengere
                                            Chairman and Chief Executive Officer



                                        Date:    April 10, 1996

                                 EXHIBIT INDEX


Exhibit                                                                              Page
- -------                                                                              ----
16               Letter from Deloitte & Touche re: prior consultations                5
